EXHIBIT 10.2

CONSULTING AGREEMENT

CONSULTING AGREEMENT (this “Agreement”) made as of the 11th day of October, 2013, by and between John B. Connally III, an individual (the “Consultant”), and INKA Productions Corp., a Nevada corporation (the “Company”).

WITNESSETH:

WHEREAS, the Company desires to obtain the benefit of the services of the Consultant in the areas of business development and strategic services; and

WHEREAS, the Consultant desires to render such services to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, it is agreed by and between the parties hereto as follows:

1.           Retention.  The Company hereby engages and retains the Consultant, and the Consultant hereby agrees to render services, as a consultant of the Company commencing on the date hereof.

2.           Services.  During the Term (as defined below), Consultant shall provide certain business development and strategic services to the Company, as directed and mutually agreed to between the Consultant and the Company’s board of directors from time to time, including without limitation providing advice relating to certain of the Company’s strategic and business development activities (at a high level), working with other members of the board and members of the senior management team as an external resource (in areas which would be helpful such as in business development finance, and corporate strategy).

3.           Term.  The term of this Agreement is one (1) year from the date hereof (the “Term”).

4.           Compensation.  The Company shall pay Consultant for his services during the Term a fee consisting of twenty million (20,000,000) shares of the Company’s common stock for services rendered, it being acknowledged and agreed that such shares shall be valued at $0.001 per share.  Additionally, Consultant shall receive a sign-on payment of $25,000, as well as a monthly compensation of $10,000.

5.           Representations and Warranties.  Each of the Company and the Consultant represents and warrants to the other, to induce the other party’s reliance, that: (i) it has the power, authority, and legal capacity to enter into and to perform this Agreement; (ii) this Agreement when executed and delivered by the Company and the consultant will be a legal, valid and binding obligation enforceable against each party in accordance with its terms; (iii) the making of this Agreement by the parties does not violate any separate agreement, rights or obligations existing between the parties and any other person or entity, and, while this Agreement remains in effect, the parties shall not make any separate agreement with any person or entity that is inconsistent with any of the provisions of this Agreement; (iv) neither party has entered, nor will enter, into any agreement, commitment or other arrangement which diminishes any of the rights herein granted; (v) each party will comply with all applicable laws, regulations, ordinances and statutes in performance of its obligations hereunder.

6.           Further Assurances.  Each party hereto shall, at the request of the other party hereto, at any time and from time to time after the date hereof, if further action is necessary to carry out this Agreement and consummate and make effective the transactions contemplated by this Agreement, execute and deliver or cause to be executed and delivered all such further instruments and take or cause to be taken all such further action as may be reasonably necessary or appropriate in order to confirm or carry out the provisions of this Agreement.

7.           Amendment.  This Agreement may not be amended except by a written agreement signed by each party hereto.

8.           Severability.  The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.  If any provision is held invalid or unenforceable in any jurisdiction, it shall remain in force and be enforceable in any other territory or jurisdiction.

9.           Binding Effect. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors, and assigns.

10.           Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof; and supersedes any and all prior agreements and understandings among any or all of the parties hereto.

11.           Waiver. No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

12.           Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

13.           Governing Law and Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.  The Company and the Consultant hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States District Court for the Southern District of Texas for any lawsuits, actions or other proceedings arising out of or relating to this Agreement and agree not to commence any such lawsuit, action or other proceeding except in such courts.  The Company further agrees that service of any process, summons, notice or document by mail, return receipt requested, to the Company’s address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought against the Company in any such court.  The Company and the Consultant hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding arising out of or relating to this Agreement in the courts of the State of Texas or the United States District Court for the Southern District of Texas, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

14.           Judicial Interpretation.  Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that both parties have participated in the preparation of this Agreement.

15.           Arbitration.  Any dispute between the parties hereto with respect to any claim for otherwise arising under this Agreement shall be resolved by binding arbitration in accordance with the following provisions, provided, however, that either party may seek injunctive relief or other equitable relief to preserve the status quo pending arbitration.

(a)           Either party to this Agreement may submit any dispute that is subject to arbitration by giving written notice to the other party hereto.  Within 30 days after receipt of such notice by such other party, each party shall select an arbitrator and the two arbitrators shall have ten days to select a third arbitrator.  If the arbitrators are unable to agree upon such selection within such ten days, then either party may, upon at least five days prior written notice to the other party, request the American Arbitration Association to appoint the third arbitrator.  The American Arbitration Association may thereupon appoint the third arbitrator.  The third arbitrator shall be impartial and unrelated, directly or indirectly, so far as rendering of services is concerned to either of the parties or any of their respective Affiliates.  The arbitration shall be conducted in Houston, Texas in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as then in effect, and the arbitrators shall be paid on an hourly basis, except as otherwise mutually agreed.

(b)           The arbitrators shall investigate the facts and may, in their discretion, hold hearings, at which the parties hereto may present evidence and arguments, be represented by counsel and conduct cross-examination.  The arbitrators shall render a written decision on the matter presented as soon as practicable after their appointment and in any event not more than 90 days after such appointment.  The decision of the arbitrators, which may include equitable relief, shall be final and binding on the parties hereto, and judgment upon the decision may be entered in any court having jurisdiction thereof.  If the arbitrators shall fail to render a decision within such 90 day period, either party may institute such action or proceeding in such court as shall be appropriate in the circumstances and upon the institution of such action, the arbitration proceeding shall be terminated and shall be of no further force and effect.  The prevailing party shall be awarded reasonable attorneys’ fees, expert and non-expert witness costs and expenses incurred in connection with the arbitration, and the fees and costs of the arbitrators shall be borne by the nonprevailing party unless, in either case, the arbitrators for good cause determine otherwise.  In resolving any dispute, the arbitrators shall apply the provisions of this Agreement and applicable law, without varying therefrom in any respect.  The arbitrators shall not have the power to add to, modify or change any of the provisions of this Agreement.

16.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the date first above written.

INKA PRODUCTIONS CORP.

By:____________________________
Name: James Askew
Title: President

CONSULTANT

_____________________________
John B. Connally III